SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]    Confidential, For Use of  the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6 (e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Under Rule 14a-12

                        Enstar Income Program II-1, L.P.
                (Name of Registrant as Specified in Its Charter)

                            Millenium Management, LLC
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)   Title of each class of securities to which transaction applies:

           .....................................................................
     (2)   Aggregate number of securities to which transaction applies:


           .....................................................................
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

           .....................................................................
     (4)   Proposed maximum aggregate value of transaction:

           .....................................................................
     (5)   Total fee paid:

           .....................................................................
[ ]  Fee paid previously with preliminary materials:

           .....................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)   Amount previously paid:
     (2)   Form, Schedule or Registration Statement no.:
     (3)   Filing Party:
     (4)   Date Filed:

                            MILLENIUM MANAGEMENT, LLC
                     199 South Los Robles Avenue, Suite 440
                           Pasadena, California 91101

                                [_________], 2000

     Enclosed is a Solicitation of Consent seeking the approval by written consent (the "Consent") of the limited partners (the "Limited Partners") of Enstar Income Program II-1, L.P., a Georgia limited partnership (the "Partnership"), to terminate and dissolve the Partnership pursuant to the Second Amended and Restated Agreement of Limited Partnership of Enstar Income Program II-1, LP (the "Partnership Agreement") and to appoint Millenium Management, LLC, a California limited liability company ("Millenium") as Liquidating Trustee in accordance with the Partnership Agreement and with the enumerated rights and powers described in the proposals in this Solicitation of Consents (the "Proposals") to oversee the sale of the Partnership's assets on behalf of the Limited Partners and to wind up the Partnership business.

     Millenium Management, LLC, is an affiliate of Everest Cable Investors, LLC, a limited partner of the Partnership. THE GOAL OF MILLENIUM IN SOLICITING THIS CONSENT IS TO ENSURE A PROMPT LIQUIDATION OF THE PARTNERSHIP ASSETS, PROTECT THE INTEREST OF THE LIMITED PARTNERS DURING SUCH LIQUIDATION, AND TO SEEK THE HIGHEST POSSIBLE PROCEEDS AND DISTRIBUTIONS TO LIMITED PARTNERS FROM SUCH LIQUIDATION.

     Recognizing the improving market for cable systems, the general partners have been evaluating strategies for liquidating the Partnership assets through a potential sale of these assets. However, no such liquidation has taken place as of this date. At the same time the general partners and their affiliates continue to collect substantial sums in management fees and reimbursed expenses from the Partnership, which they will lose once the Partnership liquidates. These fees amounted to over $497,000 and $495,000 in 1998 and 1999, respectively. During the same period, the Partnership's net income dropped from $1,228,000 in 1997 to $1,015,200 and $960,000 in 1998 and 1999, respectively, despite increasing revenues. THE APPOINTMENT OF MILLENIUM AS LIQUIDATING TRUSTEE WILL ENSURE THAT THE GENERAL PARTNERS' CONFLICTS OF INTERESTS WILL NOT FURTHER DELAY A PROMPT LIQUIDATION OF THE PARTNERSHIP'S ASSETS AND PROMPT DISTRIBUTION OF THE PROCEEDS TO THE LIMITED PARTNERS.

     We urge you to carefully read the enclosed Consent Solicitation Statement in order to vote your interests. YOUR VOTE IS IMPORTANT. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL. To be sure your vote is represented, please sign, date and return the enclosed Consent of Limited Partner form as promptly as possible in the enclosed, prepaid envelope.

If you have any questions, please do not hesitate to contact Millenium toll free at (800) 611-4613, or at (626) 585-5920.

                                            Millenium Management, LLC

                             SOLICITATION OF CONSENT
                                       of
                                LIMITED PARTNERS
                                       of
                        ENSTAR INCOME PROGRAM II-1, L. P.
                                       by
                            MILLENIUM MANAGEMENT, LLC
                     a California limited liability company

                                [________], 2000

                         CONSENT SOLICITATION STATEMENT

     Millenium Management, LLC, a California limited liability company ("Millenium"), is an affiliate of Everest Cable Investors, LLC, a limited partner of the Partnership ("Everest Cable"). Millenium is seeking the approval by written consent (the "Consents") of the limited partners (the "Limited Partners") of Enstar Income Program II-1, L.P., a Georgia limited partnership (the "Partnership"), to terminate and dissolve the Partnership pursuant to the Second Amended and Restated Agreement of Limited Partnership of Enstar Income Program II-1, LP (the "Partnership Agreement") and to appoint Millenium as Liquidating Trustee in accordance with the Partnership Agreement and with the enumerated rights and powers described in the proposals in this Solicitation of Consents (the "Proposals") to oversee the sale of the Partnership's assets on behalf of the Limited Partners and to wind up the Partnership business.

     In reviewing this Consent Solicitation Statement, please consider the following:

o THE GENERAL PARTNERS COULD CHANGE THEIR MINDS AT ANY TIME AND ABANDON ALL ATTEMPTS TO SELL THE PARTNERSHIP ASSETS. THE PARTNERSHIP AGREEMENT DOES NOT REQUIRE THE PARTNERSHIP TO TERMINATE UNTIL THE YEAR 2034. Currently, nothing would prevent the general partners from operating the Partnership indefinitely. IF MILLENIUM'S PROPOSAL IS APPROVED, THE GENERAL PARTNERS WOULD BECOME LEGALLY REQUIRED TO LIQUIDATE THE ASSETS AS PROMPTLY AS POSSIBLE.

o The general partners announced over a year ago that they would seek strategies to sell Partnership's assets. However, it appears that no significant action was taken until in November 1999 the Partnership announced it had finally engaged brokers to locate potential buyers for the assets. Millenium believes that the general partners are not highly motivated to sell the Partnership assets, because of the amounts paid by the Partnership to the general partners and their affiliates, which they lose if the Partnership is liquidated. Management fees and reimbursements were more than $497,000 and $495,000 in 1998 and 1999, respectively. During the same period, the Partnership's net income dropped from $1,228,000 in 1997 to $1,015,200 and $960,000 in 1998 and 1999, respectively, despite increasing revenues.

o The executive officers of the Partnership's corporate general partner are employed by Charter Communications, Inc. ("CCI"). CCI has and expects to continue to enter into other cable ventures. As a result, CCI, the corporate general partner and their management have conflicts of interest regarding the time and services devoted to the Partnership's affairs, including the prompt liquidation of its assets. These conflicts of interest may adversely affect the proceeds received by Limited Partners from the sale of the Partnership's assets.

o MILLENIUM'S AFFILIATE, EVEREST CABLE, IS ONE OF THE LARGEST INVESTORS IN THE PARTNERSHIP. THEREFORE, THE INTERESTS OF EVEREST CABLE AND MILLENIUM ARE PROBABLY IDENTICAL TO YOUR INTERESTS AS A LIMITED PARTNER. MILLENIUM, AS LIQUIDATING TRUSTEE, WOULD NOT HAVE THE CONFLICTS OF INTEREST THAT THE GENERAL PARTNERS HAVE.

o Millenium, as Liquidating Trustee, will work as cooperatively as possible with the general partners to liquidate the Partnership's assets and distribute the proceeds to the Limited Partners quickly, but Millenium's primary concern will be to protect and promote the best interests of the Limited Partners through the liquidation process.

     There are other investment considerations which should be weighed in Limited Partners' decision to vote on the Proposals in this Solicitation
Consent. Limited Partners are advised to read this Consent Solicitation Statement carefully and to consult with their investment and tax advisors.

YOUR VOTE IS IMPORTANT. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.

     The Consents herein are solicited upon the terms and subject to the conditions of this Consent Solicitation Statement and the accompanying form of Consent. Each Proposal requires the consent of the Limited Partners holding more that 50% of the outstanding units of limited partnership interest ("Units") held by the Limited Partners ("Required Consents"). This Consent Solicitation Statement and the accompanying form of Consent of Limited Partners are first being mailed to Limited Partners on or about [____], 2000.

CONSENTS SHOULD BE DELIVERED TO MILLENIUM AND NOT TO THE PARTNERSHIP.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                    This Solicitation of Consents expires NO
                    LATER THAN 11:59  P.M.  Eastern  Time on
                    [____],  2000, UNLESS EXTENDED.

                       PROPOSALS AND SUPPORTING STATEMENT

     The Limited Partners are being asked to approve by written consent the following actions (the "Proposals") pursuant to the Partnership Agreement:

(1) The Partnership shall be terminated and dissolved pursuant to Section 14.1(iv) of the Partnership Agreement (see "Partnership Termination" below).

(2) Millenium shall be the Liquidating Trustee to wind up the Partnership's business and affairs, in accordance with Section 14.2 of the Partnership Agreement.

(3) In order to wind up the Partnership's business and affairs, the Liquidating Trustee shall have the following powers and responsibilities:
     (a) All of the powers and responsibilities of the Liquidating Trustee provided in the Partnership Agreement;
     (b) To review and approve any capital expenditure proposed to be made on the Partnership's assets prior to the General Partner making or becoming obligated to make such expenditure; and,
     (c) To retain, at the Partnership's expense, any services necessary or advisable for the prompt and orderly liquidation of the Partnership's assets.

Partnership Termination

     The Partnership Agreement provides in Section 14.1(iv) that the Partnership shall be terminated and dissolved upon the consent and agreement of Limited
Partners holding more than 50% of the outstanding Units. The agreement of the Limited Partners to terminate and dissolve the Partnership becomes effective upon the filing with the Secretary of the State of Georgia an appropriate instrument executed by the consenting Limited Partners. Millenium will execute the necessary instrument on behalf of the consenting Limited Partners pursuant to the Power of Attorney described under "Voting Procedure for Limited Partners" and file it as soon as possible after receiving the Required Consents. The date the instrument is filed will become the date the Partnership is formally terminated and dissolved, after which date the Partnership must begin the process of selling its assets and winding up its affairs. In accordance with
Section 14.3 of the Partnership Agreement, the assets would be sold as promptly as possible, but in an orderly manner so as not to create unnecessary losses.

     Millenium believes that the Proposals are in the interest of all Limited Partners and strongly encourages all Limited Partners to approve the Proposals. Millenium believes that the appointment of a Liquidating Trustee for the Partnership and the immediate liquidation of Partnership assets will provide the Limited Partners with the best potential to maximize and accelerate cash returns.

                        INFORMATION CONCERNING MILLENIUM

     Millenium is a California limited liability company that was formed in 1998 for the purpose of seeking to become the general partner of various limited partnerships in which its affiliates hold an investment interest, such as the Partnership. The Manager of Millenium is Everest Properties II, LLC, a California limited liability company ("Everest"), which manages all of the business affairs of Millenium. Everest also manages Everest Cable Investors, LLC, which holds interests in the Partnership and other limited partnerships for investment purposes. Everest is a California limited liability company that was formed in 1996. Everest manages investments in cable, equipment leasing, energy and real estate limited partnerships, and conducts other investment banking activities regarding real estate. The principal office of Millenium and Everest is 199 South Los Robles Avenue, Suite 440, Pasadena, CA 91101; telephone (626) 585-5920.

     The management of Everest has significant experience in the real estate industry and with limited partnerships like the Partnership, but does not have significant experience in the television cable industry. Below are resumes for the members of the executive management of Millenium that serve as the management of Millenium.

     W. Robert Kohorst. Mr. Kohorst is the President of Millenium and Everest, which he founded in 1996. He is a lawyer by profession. From 1984 through 1990, Mr. Kohorst was the President of the Private Placement Group for Public Storage, Inc., a national real estate syndicator. Mr. Kohorst's responsibilities included all structuring, marketing, investor services and accounting services for private placement syndications for Public Storage, Inc., and its affiliates. Upon leaving Public Storage, Inc. in 1990, Mr. Kohorst was the Chief Executive Officer and principal of two businesses, Tiger Shark Golf, Inc., a golf equipment manufacturer, and Masquerade International, Inc., a manufacturer of costumes. In 1991 Mr. Kohorst co-founded KH Financial, Inc., which has been engaged in the acquisition of general partner interests, real estate companies and related assets, and was a predecessor to Everest. Mr. Kohorst has been the President of KH Financial, Inc. from its inception to the present. Mr. Kohorst holds a Juris Doctor from the University of Michigan and a Bachelor of Science degree in accounting from the University of Dayton.

     David I. Lesser. Mr. Lesser is the Executive Vice President of Millenium and Everest, which he co-founded in 1996. He is a lawyer by profession. From 1979 through 1986, Mr. Lesser practiced corporate and real estate law with Kadison, Pfaelzer, Woodard, Quinn & Rossi and Johnsen, Manfredi & Thorpe, two prominent Los Angeles law firms. From 1986 through 1995, Mr. Lesser was a principal and member of Feder, Goodman & Schwartz and its predecessor firm, co-managing the firm's corporate and real estate practice. Between 1990 and 1992, Mr. Lesser was counsel to Howard, Rice, Nemerovski, Robertson, Canady & Falk. Mr. Lesser is also a Vice President of KH Financial, Inc. Mr. Lesser holds a Juris Doctor from Columbia University and a Bachelor of Arts degree from the University of Rochester.

     Christopher K. Davis. Mr. Davis is a Vice President and the General Counsel of Millenium and Everest, which he joined in 1998. He is a lawyer by profession. From 1991 to 1995, he practiced securities and corporate law with Gibson, Dunn & Crutcher, a prominent national law firm headquartered in Los Angeles. From 1995 through 1997, he served as Senior Staff Counsel and then Director of Corporate Legal of Pinkerton's, Inc., a worldwide provider of security, investigation and related services. At Pinkerton, Mr. Davis was responsible for directing the corporate section of the legal department. Mr. Davis holds a Juris Doctor from Harvard Law School and a Bachelor of Science degree in Business Administration from the University of California, Berkeley.

     Peter J. Wilkinson. Mr. Wilkinson is a Vice President and the Chief Financial Officer of Millenium and Everest, which he joined in 1996. He is an accountant by profession. From 1981 through 1987, he worked for Deloitte Haskins and Sells and Coopers and Lybrand in London and Sydney in their audit divisions, gaining significant experience in a variety of industry segments. From 1987 to 1990, he was the company secretary and controller of Gresham Partners, an Australian investment bank where, in addition to being responsible for all financial, tax and administrative matters, he was involved with analyzing leveraged buyout, property finance and business acquisitions. Mr. Wilkinson joined BankAmerica in the United States and from 1991 to 1996 held a number of positions, culminating in being the Division Finance Officer for the Corporate Trust and Mortgage and Asset Backed divisions. In this capacity, he was responsible for presentation of all financial information and financial due diligence during their divestiture. Mr. Wilkinson holds a Bachelor of Science degree from Nottingham University and is an English chartered accountant.

Financial information regarding Millenium is included as Exhibit A to this Consent Solicitation Statement.

                     INFORMATION CONCERNING THE PARTNERSHIP

     Information contained in this section is based upon documents and reports publicly filed by the Partnership, including the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Form 10-K"). Although Millenium has no information that any statements contained in this section are untrue, Millenium has not independently investigated the accuracy of statements, and takes no responsibility for the accuracy, inaccuracy, completeness or incompleteness of any of the information contained in this section or for the failure by the Partnership to disclose events which may have occurred and may affect the significance or accuracy of any such information.

     Enstar Income Program II-1, L.P., a Georgia limited partnership (the "Partnership"), is engaged in the ownership, operation and development, and, when appropriate, sale or other disposition, of cable television systems in small to medium-sized communities. The Partnership was formed on July 3, 1984.

General Partner

     The general partners of the partnership are Enstar Communication Corporation, a Georgia corporation (the "Corporate General Partner") and Robert
T. Graff, Jr. (the "Individual General Partner"). On November 12, 1999, Charter Communications Holdings Company, LLC ("Charter"), an entity controlled by Charter Communications Inc. ("CCI"), acquired both the Corporate General Partner, as well as Falcon Communications, L.P. ("FCLP"), the entity that provided management and certain other services to the Partnership. Charter is the nation's fourth largest cable operator, serving 6.2 million customers, and it files periodic reports with the Securities and Exchange Commission. Charter and its affiliates now provide management and other services to the Partnership.

     The Partnership has a management agreement (the "Management Agreement") with Enstar Cable Corporation, a wholly owned subsidiary of the Corporate General Partner (the "Manager"), pursuant to which Enstar Cable Corporation manages the Partnership's systems and provides all operational support for the activities of the Partnership. For these services, the Manager receives a management fee of 5% of the Partnership's gross revenues, excluding revenues from the sale of cable television systems or franchises, calculated and paid monthly. In addition, the Partnership reimburses the Manager for certain operating expenses incurred by the Manager in the day-to-day operation of the Partnership's cable systems. The Manager has engaged Charter to provide certain management services for the Partnership and pays Charter a portion of the management fees it receives in consideration of such services and reimburses Charter for expenses incurred by Charter on its behalf. The Manager also performs certain supervisory and administrative services for the Partnership, for which it is reimbursed.

Partnership Properties

     As of December 31, 1999, the Partnership owns and operates two cable television systems: in Taylorville, Illinois, with 4,255 subscribers; and in Litchfield, Illinois, with 2,867 subscribers. The Partnership also owns or leases parcels of real property for signal reception sites, microwave facilities and business offices, and owns or leases its service vehicles.

     The Partnership owns substantially all of the assets related to its cable television operations, including its program production equipment, headend (towers, antennas, electronic equipment and satellite earth stations), cable plant (distribution equipment, amplifiers, customer drops and hardware), converters, test equipment and tools and maintenance equipment.

Outstanding Units

     According to the Partnership's Form 10-K, there were 29,936 outstanding units of limited partnership interest. As of December 31, 1999, there were approximately 960 limited partners holding units in the Partnership. A Limited Partner is entitled to one vote for each unit owned by such Limited Partner. Millenium's affiliate, Everest
Cable, owns 1,545.1 units or approximately 5.2% of the outstanding units. Millenium does not know of any other holder of more than 5% of the units. According to the Form 10-K, neither the General Partners nor any of their affiliates own units in the Partnership.

                      VOTING PROCEDURE FOR LIMITED PARTNERS

Distribution and Expiration Date of Solicitation

     This Consent Solicitation Statement and the related Consent is first being mailed to Limited Partners on or about [__________], 2000. Limited Partners who are record owners of Units as of [__________], 2000 (the "Record Date") may execute and deliver a Consent. A beneficial owner of Units who is not the record owner of such Units must arrange for the record owner of such Units to execute and deliver to Millenium a Consent that reflects the vote of the beneficial owner.

     This solicitation of Consent will expire at 11:59 p.m. Eastern Time on the earlier to occur of the following dates (the "Expiration Date"): (i) [________], 2000 or such later date to which Millenium determines to extend the solicitation, and (ii) the date the Required Consents are received. Millenium reserves the right to extend this solicitation of Consents on a daily basis or for such period or periods as it may determine in its sole discretion from time to time. Any such extension will be followed as promptly as practicable by notice thereof by press release or by written notice to the Limited Partners. During any extension of this solicitation of Consents, all Consents delivered to Millenium will remain effective, unless validly revoked prior to the Expiration Date.

     Millenium reserves the right for any reason to terminate this solicitation of Consents at any time prior to the Expiration Date by filing an amendment hereto indicating the solicitation has been terminated, without giving any other written notice of such termination to the Limited Partners.

Voting Procedures and Required Consents

     The Consent of Limited Partner form included with this Consent Solicitation Statement is the ballot to be used by Limited Partners to cast their votes. Limited Partners should mark a box adjacent to each Proposal indicating that the Limited Partner votes "For" or "Against" the Proposal, or wishes to "Abstain." All Consents that are properly completed, signed and delivered to Millenium, and not revoked prior to the Expiration Date, will be given effect in accordance with the specifications thereof. If none of the boxes on the Consent is marked regarding a Proposal, but the Consent is otherwise properly completed and signed, the Limited Partner delivering such Consent will be deemed to have voted "For" the Proposal.

     Each Proposal requires the consent of the record holders of a majority of the units of the Limited Partners (the "Required Consents"). Accordingly, adoption of each Proposal requires the receipt without revocation of the Required Consents indicating a vote "For" the Proposal. Millenium is seeking approval of all Proposals. No Proposal is conditioned on the approval of another Proposal. The failure of a Limited Partner to deliver a Consent or a vote to "Abstain" will have the same effect as if such Limited Partner had voted "Against" the Proposals.

     If units to which a Consent relates are held of record by two or more joint holders, all such holders must sign the Consent. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if a Consent relates to less than the total number of units held in the name of such Limited Partner, the Limited Partner must state the number of units recorded in the name of such Limited Partner to which the Consent relates. If a Consent is executed by a person other than the record owner, then it must be accompanied by a valid proxy duly executed by the record owner. Valid execution of a Consent will revoke any prior voting directions, whether by proxy or consent, given by the Limited Partner executing the Consent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and revocation of the Consent, and the interpretation of the terms and conditions of this solicitation of Consent, will be determined by Millenium, whose determination will be final and binding. Millenium reserves the absolute right to reject any or all Consents that are not in proper form or the acceptance of which, in the opinion of Millenium or its counsel, could be unlawful. Millenium also reserves the right to waive any irregularities or conditions as to particular Consents or units. Unless waived, any irregularities in connection with Consents must be cured within such time as Millenium determines. Neither Millenium, any of its affiliates, or any other person shall be under any duty to give any notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived.

Completion Instructions

     Limited Partners are requested to complete, sign and date the Consent of Limited Partner form included with this Consent Solicitation Statement and mail, hand deliver, or send by overnight courier the original signed Consent to Millenium.

Consents should be sent or delivered to Millenium and not to the Partnership, at the address set forth on the back cover of this Consent Solicitation Statement and on the back of the Consent. A prepaid, return envelope is included herewith.

Power of Attorney

     Upon approval of any Proposal, Millenium will be expressly authorized to prepare any and all documentation and take any further actions necessary to implement the actions contemplated under this Consent Solicitation Statement with respect to the approved Proposal. Furthermore, each Limited Partner who votes for a Proposal described in this Consent Solicitation Statement, by signing the attached Consent, constitutes and appoints Millenium, acting through its officers and employees, as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent Solicitation Statement or in order to implement the approved Proposal, including the execution and filing on behalf of the Limited Partners of an instrument evidencing the agreement of the Limited Partners to terminate and dissolve the Partnership, and the execution and filing of any amendment to the Partnership Agreement required to reflect or make effective any approved Proposal.

Revocation of Consents

     Consents may be revoked at any time prior to the Expiration Date, or a Limited Partner may change his vote on one or more Proposals, in accordance with the following procedures. For a revocation or change of vote to be effective, Millenium must receive prior to the Expiration Date a written notice of revocation or change of vote (which may be in the form of a subsequent, properly executed Consent) at the address set forth on the Consent. The notice must specify the name of the record holder of the Units and the name of the person having executed the Consent to be revoked or changed (if different), and must be executed in the same manner as the Consent to which the revocation or change relates or by a duly authorized person that so indicates and that submits with the notice appropriate evidence of such authority as determined by Millenium. A revocation or change of a Consent shall be effective only as to the Units listed on such notice and only if such notice complies with the provisions of this Consent Solicitation Statement.

     Millenium reserves the right to contest the validity of any revocation or change of vote and all questions as to validity (including time of receipt) will be determined by Millenium in its discretion, which determination will be final and binding. None of Millenium, any of its affiliates, or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation or change of vote nor shall any of them incur any liability for failure to give such notification.

Absence of Appraisal Rights

     There are no appraisal or other similar rights available to Limited Partners in connection with this solicitation of Consents.

Solicitation of Consents

     Neither the Partnership nor the general partners are participants in this solicitation of Consents. Millenium is a participant in the solicitation, and Everest may be considered a participant in this solicitation. Millenium will initially bear all costs of this solicitation of Consents, including fees for attorneys, and the cost of preparing, printing and mailing this Consent Solicitation Statement. Millenium shall seek reimbursement for such costs from the Partnership to the extent allowed under the Partnership Agreement and applicable law. In addition to the use of mails, certain officers or regular employees of Millenium or Everest may solicit Consents; however, none of these individuals have been specially engaged to assist the solicitation and no officer or employee will be compensated for services to assist the solicitation other than reimbursement of any out-of-pocket expenses relating to the solicitation.

     Limited Partners are encouraged to contact Millenium at the address and telephone number set forth on the back cover of this Consent Solicitation Statement with any questions regarding this solicitation of Consents and with requests for additional copies of this Consent Solicitation Statement and form of Consent.

                                    EXHIBIT A


                            MILLENIUM MANAGEMENT, LLC
                                  BALANCE SHEET
                            As of December 31, 1999*


ASSETS

      Current assets:
              Cash...................................................$6,404
                Total current assets.................................$6,404

      Other assets......................................................$89

      Total assets...................................................$6,493


LIABILITIES AND MEMBERS' CAPITAL

      Members' capital..............................................$10,000
              Total members' capital................................$10,000

      Net Income....................................................($3,507)

      Total liabilities and members' capital.........................$6,493



___________

*    The above financial statement has not been audited.

                             SOLICITATION OF CONSENT
                                       of
                                LIMITED PARTNERS
                                       of
                        ENSTAR INCOME PROGRAM II-1, L. P.
                          a Georgia Limited Partnership



Deliveries of Consents, properly completed and duly executed, should be made to Millenium at the address set forth below.

Questions and requests for assistance about procedures for consenting or other matters relating to this solicitation may be directed to Millenium at the address and telephone number listed below. Additional copies of this Consent Solicitation Statement and form of Consent may be obtained from Millenium as set forth below.

No person is authorized to give any information or to make any representation not contained in this Consent Solicitation Statement regarding the solicitation of Consents made hereby, and, if given or made, any such information or representation should not be relied upon as having been authorized by Millenium or any other person. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Millenium or the Partnership since the date hereof.










                            MILLENIUM MANAGEMENT, LLC
                     199 South Los Robles Avenue, Suite 440
                           Pasadena, California 91101

                        (800) 611-4613 or (626) 585-5920

                        ENSTAR INCOME PROGRAM II-1, L. P.
   a Georgia Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

     The undersigned has received the Consent Solicitation Statement dated [_______], 2000 ("Consent Solicitation Statement") by Millenium Management, LLC, a California limited liability company ("Millenium") seeking the approval by written consent of the following proposals:

(1) The Partnership shall be terminated and dissolved pursuant to Section 14.1(iv) of the Partnership Agreement.

(2) Millenium shall be the Liquidating Trustee to wind up the Partnership's business and affairs, in accordance with Section 14.2 of the Partnership Agreement.

(3) In order to wind up the Partnership's business and affairs, the Liquidating Trustee shall have the following powers and responsibilities: (a) All of the powers and responsibilities of the Liquidating Trustee provided in the Partnership Agreement; (b) To review and approve any capital expenditure proposed to be made on the Partnership's assets prior to the General Partner making or becoming obligated to make such expenditure; and, (c) To retain, at the Partnership's expense, any services necessary or advisable for the prompt and orderly liquidation of the Partnership's assets.

     Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Millenium, acting through its officers and employees, as his or her attorney-in-fact as provided in the Consent Solicitation Statement; hereby revokes all prior voting directions, whether by proxy or consent; and hereby votes all Units of interest in the capital of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

        Proposal                                       FOR   AGAINST   ABSTAIN*

1. Dissolution and Termination of the Partnership      [ ]     [ ]       [ ]

2. Appointment of Millenium as Liquidating Trustee     [ ]     [ ]       [ ]

3. Approval of Liquidating Trustee's Powers            [ ]     [ ]       [ ]
                                                             *('Abstain' counted
                                                              same as 'Against')


   Dated: _____________________, 2000         ________________________________
         (Important - please fill in)         Signature of record owner

                                              ________________________________
                                              Signature of co-owner, if any

                                              ________________________________
                                              Telephone Number

     (Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)

             THIS CONSENT IS SOLICITED BY MILLENIUM MANAGEMENT, LLC
  AND EVEREST PROPERTIES II, LLC. LIMITED PARTNERS WHO RETURN A SIGNED CONSENT
      BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER
   WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH MATTER. THIS CONSENT IS VALID
              FROM THE DATE OF ITS EXECUTION UNLESS DULY REVOKED.

                        ENSTAR INCOME PROGRAM II-1, L. P.
               a Georgia Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

         Deliveries of Consents, properly completed and duly executed, should be made to Millenium at the address set forth below.
                A prepaid, return envelope is included herewith.

     Questions and requests for assistance about procedures for consenting or other matters relating to this Solicitation may be directed to Millenium at the address and telephone number listed below. Additional copies of this
       Consent Solicitation Statement and form of Consent may be obtained from Millenium as set forth below.











                           MILLENIUM MANAGEMENT, LLC
                     199 South Los Robles Avenue, Suite 440
                           Pasadena, California 91101

                        (800) 611-4613 or (626) 585-5920